UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 15, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02 (c) Appointments of Principal Financial Officer and Principal Accounting Officer

On July 21, 2011, Blue Nile, Inc. (“Blue Nile”) announced that David Binder, age 41, was named Blue Nile’s Chief Financial Officer effective upon his commencement of employment with Blue Nile, which is expected to begin on August 22, 2011.

Binder joins Blue Nile from Infospace, Inc., an online search and e-commerce company, where he has served as its Chief Financial Officer and Treasurer since January 2008. From October 2004 to December 2007, Binder was the Vice President of Finance at Infospace. From November 2001 to October 2004, Binder was the Senior Director of Business Development at Drugstore.com, Inc., an online drugstore. Prior to Drugstore, Binder served as the Director of Financial Planning and Analysis at Edge2net Inc., a VOIP telecommunications provider; the Director of Finance at HomeGrocer.com, Inc., an e-commerce retailer; and the Director of Planning, Strategy and Competitive Analysis, at AT&T Wireless, a wireless telecommunications business. Binder holds a Masters degree in Economics and Finance and a B.A. degree in Economics from Brandeis University.

Pursuant to Binder’s offer letter, Binder will receive an annualized base salary of $250,000 and is eligible to earn an annualized target bonus award of $95,000 for fiscal year 2011 (employment for a partial month will be calculated for purposes of the annual bonus as if employed for the full month). This bonus award can range from 0% to 200% of the target depending upon Blue Nile’s performance and Binder’s individual performance against key objectives established by Blue Nile’s Compensation Committee. The individual performance objectives applicable to Binder’s bonus have not yet been established. Binder will also receive a signing bonus of $25,000 earned and paid upon the commencement of his employment.

On Binder’s start date, he will be granted a non-statutory stock option to purchase 37,500 shares of common stock of the Company. The exercise price of his option will be the closing sales price as quoted on the NASDAQ Stock Market LLC on the last market trading day prior to his start date. His options will vest over four years, with one fourth (1/4) of the shares subject to the option vesting on the first-year anniversary of his start date and one forty-eighth (1/48) of the shares subject to the option vesting each month thereafter. Binder’s stock option grant will be issued under the Company’s 2004 Equity Incentive Plan (the “Plan”) and will be subject to the terms and conditions of such Plan and the award agreement associated with such grant. The Plan was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.

Binder will be eligible to participate in Blue Nile’s standard Change of Control Severance Plan, a copy of which was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form 10-Q for the period ending April 5, 2009. Additionally, Binder will be eligible to participate in Blue Nile’s standard benefits package, including medical and dental plans, life insurance and disability coverage, as well as the Company’s 401(k) Retirement Savings Plan. The summary of the material terms of the offer letter set forth above is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Blue Nile will enter into an indemnity agreement with Binder. This indemnity agreement will provide, among other things, that Blue Nile will indemnify Binder, under the circumstances and to the extent provided for in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amount he may be required to pay because of any claims made against him or by him in connection with any action, suit or proceeding which he is or may be made a party to by reason of his position as an officer or other agent of Blue Nile, and otherwise to the full extent permitted under Delaware law and the Company’s bylaws. A form of indemnity agreement was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form 8-K filed on November 8, 2010.

Also, effective on July 21, 2011, Terri Maupin, 49, Blue Nile’s Vice President of Finance and Controller was appointed Blue Nile’s Chief Accounting Officer. Maupin has served as Blue Nile’s Vice President of Finance and Controller since July 2004 and served as Corporate Secretary from October 2004 to January 2010. From September 2003 to July 2004, Maupin served as Blue Nile’s Controller. From February 2001 to September 2003, Maupin served as the Staff Vice President of Finance and Controller at Alaska Air Group, Inc. From September 1997 to January 2001, Maupin served as the Director of Financial Reporting for Nordstrom, Inc., a fashion specialty retail company, and from September 1994 to August 1997, she served as the Manager of Financial Reporting at Nordstrom. From October 1993 to September 1994, Maupin served as Controller at Coastal Transportation Inc., a marine transportation company. From January 1987 to October 1993, Maupin served in various capacities, including as an audit manager, with Coopers and Lybrand LLP, an accounting firm. Maupin holds a B.A. in Accounting from Western Washington University and a CPA-Inactive Certificate for the State of Washington. The Compensation Committee has not made any adjustments to Maupin’s compensation in connection with her appointment as Chief Accounting Officer.

5.02 (b) Resignation of Principal Financial Officer

Effective upon the commencement of Binder’s employment with Blue Nile, Vijay Talwar will no longer perform the functions of Blue Nile’s Principal Financial and Accounting Officer. Talwar will continue in his role as Blue Nile’s Senior Vice President and General Manager of International.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Offer Letter between Blue Nile, Inc. and David Binder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

	By:	/s/ Vijay Talwar
Vijay Talwar
Dated: July 21, 2011		Senior Vice President and General Manager of International and Chief Financial Officer (Principal Accounting and Financial Officer)